General Motors	GM Communications Detroit, Mich., USA media.gm.com
For Release:
October 10, 2007, 5:30 p.m. EDT
Exhibit 10.2
GM-UAW 2007 National Labor Agreement Ratified by Represented Employees
DETROIT, Mich. — General Motors today confirmed that its UAW-represented employees have ratified the GM-UAW 2007 national labor agreement. GM and the UAW reached a tentative agreement on Wednesday, September 26, after more than two months of bargaining. The new four-year agreement covers approximately 74,000 hourly employees located in more than 80 U.S. facilities.
“We are very pleased that our UAW-represented employees have ratified the new labor contract,” said Rick Wagoner, GM CEO and Chairman of the Board. “I especially thank UAW President Ron Gettelfinger and Vice President Cal Rapson, as well as the members of the GM and UAW negotiating teams, for their hard work in reaching an innovative agreement that effectively addresses the needs of our employees and retirees, while providing a basis for improved competitiveness that will support future U.S. investments.”
GM intends to file a current report on Form 8-K with the Securities and Exchange Commission within the next four business days that will outline the key terms of the healthcare agreement. In addition, an analyst and media conference call is scheduled for Monday, October 15, 2007 at 9:30 a.m. Eastern Daylight Time. The call can be accessed by dialing 1-800-926-5085 (or 1-212-231-2906 for international access) at least 10 minutes prior to the start time, and asking to be connected to the General Motors conference call.
Additional details can be accessed in the “calendar of events” portion of the company’s investor relation web site at: http://www.gm.com/corporate/investor_information/cal_events.
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General Motors Corp. (NYSE: GM), the world’s largest automaker, has been the annual global industry sales leader for 76 years. Founded in 1908, GM today employs about 280,000 people around the world. With global headquarters in Detroit, GM manufactures its cars and trucks in 33 countries. In 2006, nearly 9.1 million GM cars and trucks were sold globally under the following brands: Buick, Cadillac, Chevrolet, GMC, GM Daewoo, Holden, HUMMER, Opel, Pontiac, Saab, Saturn and Vauxhall. GM’s OnStar subsidiary is the industry leader in vehicle safety, security and information services. More information on GM can be found at www.gm.com.
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